            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT


         THIS AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT (the "Agreement") is made as of the 30th day of September, 1997, by and between CAROLINA INVESTORS, INC., a South Carolina corporation (the "Company") and FIRST UNION NATIONAL BANK (formerly known as First Union National Bank of North Carolina), a national banking corporation (the "Lender").

                              STATEMENT OF PURPOSE

         The Company and the Lender have previously entered into that certain Mortgage Loan Warehousing Agreement dated as of November 22, 1994, as subsequently amended and modified from time to time (as so amended and modified, the "Existing Agreement"). The parties hereto desire to amend and restate the Existing Agreement in its entirety and hereby agree that from and after the date hereof, this Amended and Restated Mortgage Loan Warehousing Agreement between the parties shall supersede the Existing Agreement in all respects and shall constitute the entire agreement among the parties with respect to the subject matter contained herein. All capitalized terms not otherwise defined herein are defined in Paragraph 10 hereof.

         Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1.       Credit Facility.

                  1(a) Lending Limit. Subject to the conditions set forth herein, the Lender agrees that it shall from time to time up to and including the Business Day immediately preceding the Maturity Date, advance loans (the "Loans" or a "Loan") to the Company in amounts not to exceed, in the aggregate at any one time outstanding (determined after giving effect to the other transactions contemplated by the Loan Request pursuant to which said Loan was requested), the lesser of:

                           (1)      The Credit Limit; and

                           (2)      The Collateral Value of the Borrowing Base.

Provided, that no Loans shall be made or shall be outstanding under this Agreement at any time at which the amount of Affiliate Receivables from Affiliates other than EMC or Sterling shall exceed $30,000,000.

                  1(b)     Interest Rate.  All Loans shall bear interest at the
Applicable Corporate Base Rate.




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                  1(c) Payment of Interest. The Company shall pay to the Lender interest on Loans outstanding hereunder from the date disbursed to but not including the date of payment. Interest on Loans shall be payable monthly, in arrears, as provided in Paragraph 2(d) below.

         2.       Miscellaneous Lending Provisions.

                  2(a) Use of Proceeds. The proceeds of all Loans shall be used by the Company for the purpose of originating and acquiring Mortgage Loans and for other general corporate purposes in the ordinary course of the Company's business.

                  2(b) Request For Loans; Making of Loans. If the Company desires to borrow a Loan hereunder, the Company shall make a Loan Request to the Lender no later than 12:00 p.m. (Charlotte, North Carolina time) on the proposed funding date. The Lender shall make available the proposed Loan by crediting the amount thereof in immediately available same day funds to the Funding Account no later than 4:00 p.m. (Charlotte, North Carolina time) on such date.

                  2(c) Note. The obligation of the Company to repay the Loans shall be evidenced by a note payable to the order of the Lender in the form attached hereto as Exhibit A (the "Note").

                  2(d) Interest and Fee Billing and Payment. The Lender shall, on or before the fifth Business Day of each month, deliver to the Company an interest and fee billing for the immediately preceding month, which billing shall set forth interest accrued and payable on Loans and fees payable hereunder for such month and which billing shall be payable no later than the second Business Day following receipt thereof by the Company. In the alternative, the Lender may debit the Company's account(s) maintained with the Lender for the amount of such accrued interest and fees payable. The Lender shall send the Company a detailed accounting of the amount of interest and fees so debited.

                  2(e) Repayment of Principal. Subject to the prepayment requirements of Paragraph 2(j) below and the required application of proceeds from the sale or other disposition of Mortgage Loans as provided in the Security Agreement, the Company shall pay the principal amount of all Loans on the Maturity Date.

                  2(f)     Borrowing Base Conformity.

                           (1) The Company shall cause to be maintained with the Lender a Borrowing Base such that the Collateral Value of the Borrowing Base is not less than, at any date, the sum of the aggregate dollar amount of outstanding Loans.

                           (2) The Company shall prepay Loans to the Lender, upon telephonic or facsimile demand by the Lender, on any day in the amount by which the aggregate principal amount of outstanding Loans exceeds the Collateral Value of the Borrowing


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         Base, said prepayment to be made on the date on which demand is made by the Lender if made prior to 4:00 p.m. (Charlotte, North Carolina time) or, if made later than 4:00 p.m. (Charlotte, North Carolina time), before 9:00 a.m. (Charlotte, North Carolina time) on the next Business Day.

                           (3) If at such time as the Company shall be required to prepay Loans under this Paragraph 2(f) there shall not have occurred and be continuing an Event of Default or Potential Default hereunder, in lieu of prepaying the Loans as required, the Company may deliver to the Lender additional Eligible Mortgage Loans such that the Collateral Value of the Borrowing Base, after giving effect to the inclusion of such Eligible Mortgage Loans in the Borrowing Base, shall be in compliance with the requirements of subparagraphs (1) and (2) above.

                           (4) The Company shall prepay all outstanding Loans to the Lender on any day on which the amount of Affiliate Receivables from Affiliates other than EMC or Sterling shall exceed $30,000,000; provided, however, that if at such time as the Company shall be required to prepay Loans under this Paragraph 2(f)(4) the amount of Affiliate Receivables from Affiliates other than EMC or Sterling shall be reduced to an amount less than or equal to $30,000,000, the Company shall not be required to prepay such Loans.

                  2(g) Nature and Place of Payments. All payments made on account of the Obligations shall be made to the Lender and the Lender is hereby irrevocably authorized to debit the Settlement Account on account thereof. All payments made on account of the Obligations shall be made without setoff or counterclaim in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and if received by the Lender by 4:00 p.m. (Charlotte, North Carolina time) such payment will be credited on the Business Day received. If a payment is received after 4:00 p.m. (Charlotte, North Carolina time) by the Lender, such payment will be credited on the next succeeding Business Day and interest thereon shall be payable at the then applicable rate until credited. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

                  2(h) Post-Maturity Interest. Any Obligations not paid when due (whether at stated maturity, upon acceleration or otherwise) shall bear interest from the date due (or from such later date as may be required by applicable law for the imposition of a late charge) until paid in full at a per annum rate equal to two percent (2%) above the interest rate otherwise applicable


                                        3

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thereto, or, if such Obligations do not otherwise bear interest, two percent
(2%) above the Applicable Corporate Base Rate.

                  2(i) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

                  2(j)     Prepayments.

                           (1) The Company may voluntarily prepay Loans hereunder in whole or in part at any time.

                           (2) Loans hereunder are subject to mandatory prepayment pursuant to Paragraph 2(f) above and, in addition, by application of proceeds of the sale or other disposition of Collateral as provided in the Security Agreement.

                           (3) The Company shall pay in connection with any prepayment in full of all outstanding Loans in connection with a termination of this Agreement, all interest accrued but unpaid at the time of such prepayment concurrently with such prepayment.


                  2(k)     Allocation of Payments Received.

                           (1) Prior to the occurrence of an Event of Default and acceleration of all Loans outstanding hereunder or termination of the commitment of the Lender to advance Loans hereunder, all amounts received by the Lender shall be applied against the outstanding Obligations.

                           (2) Following the occurrence of an Event of Default and acceleration of all Loans outstanding hereunder or termination of the commitment of the Lender to advance Loans hereunder, all amounts received by the Lender on account of the Obligations shall be applied by the Lender as follows:

                                    (i) First, to the payment of reasonable
                  costs and expenses incurred by the Lender in the enforcement of its rights under the Credit Documents, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

                               (ii) Second, to the Lender to be applied against
                  the Obligations until the Obligations shall have been paid in full; and

                              (iii) Third, to such Persons as may be legally
                  entitled thereto.

                  2(l)     Fees.  The Company shall pay the following fees to
the Lender:



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                           (1)      Such closing fees as are agreed to in
writing by the Company and the Lender, said fees to be payable on or before the date of making the first Loan hereunder.

                           (2)      A commitment fee, such fee to be computed on
a per annum basis payable in monthly installments, in arrears, on the applicable dates specified in Paragraph 2(d) hereof, each such installment to be in an amount equal to the product of: (i) the average daily amount by which the Credit Limit exceeds the amount of Loans outstanding, multiplied by (ii) 0.125%, multiplied by (iii) the number of days in the subject month, divided by (iv) 360.

                           (3)      A collateral handling fee equal to $15.00
for each Mortgage Loan and the related Required Documents delivered to the Lender for inclusion within the Borrowing Base, payable monthly in arrears on the applicable dates specified in Paragraph 2(d) hereof.

                           (4)      The Company's obligations to pay the fees
referred to in this Paragraph 2(l) shall survive the repayment in full of the Loans and this Agreement and the other Credit Documents will remain in full force and effect until all such fees are paid in full.

         3.       Security Agreement; Guaranties; Additional Documents.

                  3(a) Security Agreement and Financing Statements. On or before the date hereof, the Company shall execute and deliver to the Lender: (1) a security agreement in the form of that attached hereto as Exhibit B (the "Security Agreement"), pursuant to which the Company shall pledge, assign and grant to the Lender a perfected, first priority security interest in and lien upon the Collateral, and (2) such UCC financing statements as the Lender may request.

                  3(b) Guaranty. On or before the date hereof, the Company shall cause to be executed and delivered to the Lender by the Guarantor a continuing guaranty substantially in the form of that attached hereto as Exhibit C (the "Guaranty").

                  3(c) Further Documents. The Company agrees to execute and deliver and to cause to be executed and delivered to the Lender from time to time such confirmatory and supplementary security agreements, financing statements and other documents, instruments and agreements as the Lender may reasonably request, which are in the Lender's judgment necessary or desirable to obtain for the Lender the benefit of the Credit Documents and the Collateral.

         4.       Conditions to Making of Loans.

                  4(a) First Loan. As conditions precedent to the Lender's obligation to make the first Loan hereunder:

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                           (1) The Company shall have delivered, or shall have
         caused to be delivered, to the Lender, in form and substance satisfactory to the Lender and its counsel, each of the following:

                               (i)  A duly executed copy of this Agreement;

                               (ii) A duly executed copy of the Security
                  Agreement and of the Guaranty;

                              (iii) A duly executed copy of the Note;

                               (iv) Duly executed copies of all financing
                  statements and other documents, instruments and agreements, properly executed, deemed necessary or appropriate by the Lender, in its reasonable discretion, to obtain for the Lender a perfected, first priority security interest in and lien upon the Collateral;

                                    (v) Such credit applications, financial
                  statements, authorizations and such information concerning the Company or the Guarantor or the business, operations and conditions (financial and otherwise) of the Company or the Guarantor as the Lender may reasonably request;

                               (vi) Certified copies of resolutions of the Board
                  of Directors of each of the Company and the Guarantor approving the execution and delivery of the Credit Documents to which such Person is a party, the performance of the Obligations and any other obligations thereunder and the consummation of the transactions contemplated thereby;

                              (vii) A certificate of the Secretary or an
                  Assistant Secretary of each of the Company and the Guarantor certifying the names and true signatures of the officers of such Person authorized to execute and deliver the Credit Documents to which such Person is a party;

                             (viii) A copy of the Articles of Incorporation of
                  each of the Company and the Guarantor, certified by the respective Secretary or an Assistant Secretary of such Person as of the date of this Agreement as being accurate and complete;

                               (ix) A copy of the Bylaws of each of the Company
                  and the Guarantor, certified by the respective Secretary or an Assistant Secretary of such Person as of the date of this Agreement as being accurate and complete;

                                    (x) A certificate (A) of the Secretary of
                  State of the State of South Carolina, certifying as of a recent date that the Company is in good standing; and (B)

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                  of the Secretary of State of the State of South Carolina,
                  certifying as of a recent date that the Guarantor is in good standing;

                               (xi) An opinion of counsel for the Company and
                  the Guarantor substantially in the form of Exhibit D attached hereto and covering such other matters as the Lender may reasonably request;

                              (xii) Evidence satisfactory to the Lender that
                  each of the Funding Account and the Settlement Account has been opened;

                              (xiii) A duly completed Borrowing Base Schedule
                  dated as of the date of the first Loan hereunder and certified by the Company to be true in all respects; and

                               (xiv) A Covenant Compliance Certificate
                  demonstrating in detail satisfactory to the Lender that the Company is in compliance with the covenants set forth in Paragraphs 7(j) through 7(u), inclusive, below.

                           (2) All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Credit Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                           (3) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Credit Documents shall be satisfactory in form and substance to the Lender and its counsel.

                           (4) All fees required to be paid on or before the date hereof pursuant to Paragraph 2(l) above shall have been paid prior to (or will be paid concurrently with) the making of the first Loan hereunder.

                  4(b)     Ongoing Loans.  As conditions precedent to the
Lender's obligation to make any Loan hereunder, including the first
Loan, at and as of the date of advance thereof;

                           (1) There shall have been delivered to the Lender a Loan Request therefor;

                           (2) The representations and warranties of the Company contained in the Credit Documents shall be accurate and complete in all respects as if made on and as of the date of such advance, conversion or continuance;

                           (3) There shall not have occurred an Event of Default or Potential Default, and the making of such Loan will not create or give rise to an Event of Default or a Potential Default;

                           (4) Following the funding of the requested Loan, the aggregate principal amount of Loans outstanding will not exceed the lesser of: (i) the Credit Limit and (ii) the Collateral Value of the Borrowing Base;

                           (5) There shall not have occurred any material adverse change in the financial condition, assets, nature of assets, operations or prospects of the Company from that represented in this Agreement, the other Credit Documents, or the documents or information furnished to the Lender in connection herewith or therewith, which would reasonably be expected to impair the ability of the Company to repay the Obligations; and

                           (6) The Required Documents for the Mortgage Loan(s) being funded therewith shall have been received by the Lender.

By making a Loan Request to the Lender hereunder, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2) through (b)(6) above.

         5. Representations and Warranties of the Company.

         The Company represents and warrants to the Lender that:

                  5(a) Financial Condition. The consolidated financial statements of the Company and its Subsidiaries, dated the Statement Date and the Interim Date, copies of which have been furnished to the Lender, are complete and correct and have been prepared to present fairly, in accordance with GAAP, the financial condition of the Company and its Subsidiaries at such dates and the results of the operations and changes in financial position of the Company and its Subsidiaries for the fiscal periods then ended.

                  5(b) No Change. As of the date hereof, there has been no material adverse change in the business, operations, assets or financial or other condition of the Company or its Subsidiaries from that shown on the consolidated financial statements dated as of the Interim Date referred to in Paragraph 5(a) above.

                  5(c)     Corporate Existence; Compliance with Law.  The
Company: (1) is duly organized, validly existing and in good standing as a corporation under the laws of the State of South
Carolina and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such

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qualification and where failure to qualify could have a material adverse effect on the Company or its property or business or on the ability of the Company to pay or perform the Obligations, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations including, without limitation, the federal Consumer Credit Protection Act, the federal Real Estate Settlement Procedures Act, the federal Equal Credit Opportunity Act, the federal Truth-in-Lending Act, and the regulations promulgated thereunder, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company or on the Collateral or the Collateral Value of the Borrowing Base.

                  5(d) Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority and the legal right to execute, deliver and perform the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents. The Credit Documents have been duly executed and delivered on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                  5(e) No Legal Bar. The execution, delivery and performance of the Credit Documents, the borrowing hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company the violation of which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company or on the Collateral or the Collateral Value of the Borrowing Base or create or result in the creation of any Lien (except the Lien created by the Security Agreement) on any assets of the Company.

                  5(f) No Material Litigation. Except as disclosed on Exhibit E hereto, no litigation, investigation or proceeding of or before any court, arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or against any of its properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company or on the Collateral or the Collateral Value of the Borrowing Base.

                  5(g) Taxes. To the best of the Company's knowledge, all tax returns that are required to be filed by or on behalf of the Company have been filed and all taxes shown to be due and payable on said returns or on any assessments made against the Company or any of its property (other than taxes which are being contested in good faith by appropriate proceedings and as to which the Company

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has established adequate reserves in conformity with GAAP) have been paid and taxes which unknown to the Company were not paid.

                  5(h) Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5(i) Federal Reserve Board Regulations. The Company is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan issued hereunder will be used, directly or indirectly, for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                  5(j) ERISA. The Company and each of its ERISA Affiliates are in compliance in all respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Company or any of its ERISA Affiliates which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

                  5(k) Assets. The Company has good and marketable title to all property and assets reflected in the financial statements referred to in Paragraph 5(a) above, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof. The Company has no outstanding Liens on any of its properties or assets and there are no security agreements to which the Company is a party, nor any title retention agreements, whether in the form of leases or otherwise, of any personal property except as permitted under Paragraph 7(a) below.

                  5(l) Securities Acts. The Company has not issued any unregistered securities in violation of the registration requirements of Paragraph 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Note.

                  5(m) Consents, etc. No consent, approval, authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the execution and delivery of the Credit Documents (other than filings to perfect the security interests granted by it) or the performance of or compliance with the terms, provisions and conditions hereof or thereof.


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                  5(n) No Other Warehousing Indebtedness. After the funding of the first Loan hereunder, the Company will have no other mortgage warehousing Indebtedness other than that shown on Exhibit I attached hereto, and such mortgage warehousing Indebtedness shown on Exhibit I attached hereto, together with the Indebtedness evidenced by this Agreement, shall constitute the sole mortgage warehousing Indebtedness of the Company.

                  5(o) Ownership. Schedule II attached hereto and incorporated herein by reference lists all of the shareholders of Company as of the effective date of this Agreement.

                  5(p)     Subsidiaries.  The Company has no Subsidiaries.

                  5(q) Investor Obligations. No consent, approval, authorization of, or registration, declaration or filing with, any Governmental Authority, other than those consents, approvals or authorizations already received, and those registrations, declarations and filings already made, are required on the part of the Company in connection with its issuance of Investor Obligations. The Company is authorized and eligible to issue Investor Obligations.

         6. Affirmative Covenants. The Company hereby covenants and agrees with the Lender that, as long as any Obligations remain unpaid or the Lender has any obligation to make Loans hereunder, the Company shall:

                  6(a) Financial Statements. Furnish or cause to be furnished to the Lender:

                           (1) Within ninety (90) days after the last day of each fiscal year of the Company, consolidated statements of income and cash flows for such year and consolidated balance sheets as of the end of such year of the Company and its Subsidiaries, presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants acceptable to the Lender and including therewith a copy of any management letter from such certified public accountants;

                           (2) Within forty-five (45) days after the last day of each calendar month, consolidated statements of income and cash flows for such month and consolidated balance sheets as of the end of such month of the Company and its Subsidiaries accompanied in each case by a Covenant Compliance Certificate of the appropriate officer of the Company, stating that such financial statements are prepared fairly in accordance with GAAP and demonstrating in detail satisfactory to the Lender compliance with the financial covenants set forth in Paragraphs 7(j) through 7(u), inclusive, of and at the end of such month and further stating that no default or event of default exists under any credit or financing agreement to which the Company or any Affiliate of the Company is a party.

                  6(b)     Certificates; Reports; Other Information.  Furnish
or cause to be furnished to the Lender:

                           (1) Within forty-five (45) days after the last day of each calendar month, a Monthly Operating Report;

                           (2) No less frequently than monthly, within ten (10) days after the last day of each calendar month unless otherwise requested in writing by the Lender and more frequently at Lender's request, a report for such month showing, for all Eligible Mortgage Loans included in the Borrowing Base during such month, (i) the current unpaid principal balance of such Eligible Mortgage Loans, and (ii) the payment status of such Eligible Mortgage Loans, including information regarding 30, 60 and 90 day delinquencies of such Eligible Mortgage Loans.

                           (3) Promptly, such additional financial and other information, including, without limitation, financial statements of the Company, and information regarding the Collateral as the Lender may from time to time reasonably request;

                           (4) Promptly, and in any event within five (5) business days after received by the Company, copies of any and all letters prepared by the firm of independent certified public accountants employed by the Company and acceptable to the Lender regarding the Company's compliance with exemptions from registration and filing with both the Securities Commission of the State of South Carolina or the Securities and Exchange Commission; and

                           (5) Promptly, and in any event within five (5) business days after the Company receives notice thereof, notice of the occurrence of any default or event of default under any credit or financing agreement to which the Company or any Affiliate of the Company is a party.

                  6(c) Payment of Indebtedness. Pay or otherwise satisfy at or before maturity or before it becomes delinquent or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness being contested in good faith by appropriate proceedings and for which provision is made to the satisfaction of the Lender for the payment thereof in the event the Company is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company.

                  6(d) Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, including but not limited to all approvals with respect to the Securities and Exchange Commission or the Securities Commission of the State of South Carolina, and comply with all Contractual

Obligations and Requirements of Law (including, without limitation, any Requirements of Law under or in connection with ERISA, the federal Consumer Credit Protection Act, the federal Real Estate Settlement Procedures Act, the federal Equal Credit Opportunity Act, the federal Truth-in-Lending Act, and any regulations promulgated thereunder), except where the failure to so comply is not likely to have a material adverse effect on the business, operations, assets or financial or other condition of the Company or on the Collateral or the Collateral Value of the Borrowing Base.

                  6(e) Inspection of Property; Books and Records; Audits.

                           (1) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

                           (2) Permit: (i) representatives of the Lender to (A) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Lender (but, prior to the occurrence of an Event of Default, only upon not less than two Business Days' prior notice), and (B) discuss the business, operations, properties and financial and other condition of the Company with officers and employees of the Company, and with its independent certified public accountants, and (ii) representatives of the Lender to conduct periodic operational audits of the Company's business and operations; provided, that the results of any such visit, inspection, examination, discussion or audit, to the extent such results are proprietary and nonpublic, shall be maintained by the Lender in confidentiality except as required by law or regulation or by any governmental agency or regulatory body having authority over the Lender, or to the extent such information may be communicated to the legal counsel or auditors of Lender.

                  6(f) Notices. Promptly give written notice to the Lender of:

                           (1) The occurrence of any Potential Default or Event of Default known to responsible management personnel of the Company and the proposed method of cure thereof;

                           (2) Any litigation or proceeding affecting the Company or the Collateral which could have a material adverse effect on the Collateral, the Collateral Value of the Borrowing Base or the business, operations, property, or financial or other condition of the Company;

                           (3) A material adverse change known to responsible management personnel of the Company in the business, opera-tions, property or financial or other condition of the Company;

                           (4) Any changes in the following senior management positions of the Company: President, Chief Executive Officer,
         Chief Financial Officer, or any Executive Vice President; and

                           (5) Any default by the Company or any of its Affiliates under the terms and conditions of any agreement evidencing or securing any Indebtedness of such entity.

                  6(g) Expenses. Pay all reasonable out-of-pocket costs and expenses (including fees and disbursements of legal counsel) of the Lender: (1) incident to the preparation and negotiation of the Credit Documents, including with respect to or in connection with any waiver or amendment thereof or thereto, (2) associated with any periodic audits conducted pursuant to Paragraph 6(e)(2)(ii) above, and (3) incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidations reorganization moratorium or other similar proceedings involving the Company or a "workout" of the Obligations. The obligations of the Company under this Paragraph 6(g) shall be effective and enforceable whether or not any Loan is advanced by the Lender hereunder and shall survive payment of all other Obligations.

                  6(h)     Credit Documents.  Comply with and observe all terms
and conditions of the Credit Documents.

                  6(i) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage in form and substance acceptable to Lender, and will use best efforts to obtain an insurance policy containing fidelity coverage, and furnish the Lender on request full information as to all such insurance, and to provide within five (5) days after receipt, certificates or other documents evidencing the renewal of each such policy.

                  6(j) Investor Obligations. The Company shall obtain all consents, approvals and authorizations of, and shall make all registrations, declarations and filings with, any Governmental Authority which are required on the part of the Company in connection with its issuance of Investor Obligations. The Company shall at all times remain authorized and eligible to issue Investor Obligations.

         7. Negative Covenants. The Company hereby agrees that, as long as any Obligations remain unpaid or the Lender has any obligation to make Loans hereunder, the Company shall not at any time, directly or indirectly:

                  7(a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Collateral except as contemplated by the Security Agreement, or create, incur, assume or suffer to exist any Lien upon any of its other property and assets (including servicing rights) except:

                           (1) Liens for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Company shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                           (2) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Company's business;

                           (3) Purchase money security interests for property (except Mortgage Loans) hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall affect any servicing rights or extend to any property other than the property acquired; and

                           (4) Liens in connection with securitization of Mortgage Loans (other than Liens on Mortgage Loans which are included in the Borrowing Base), of a nature customary and usual for such Liens and such securitizations; and

                           (5) Liens securing Permitted Secured Debt.

                  7(b) Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Indebtedness except:

                           (1)  The Obligations;

                           (2)  Investor Obligations;

                           (3) Indebtedness reflected in the financial statements referred to in Paragraph 5(a) above;

                           (4) Trade debt incurred in the ordinary course of business, paid within thirty (30) days after the same has become due and payable or which is being contested in good faith, provided provision is made to the satisfaction of the

         Lender for the eventual payment thereof in the event it is found that such contested trade debt is payable by the Company;

                           (5) Permitted Secured Debt;

                           (6) Permitted Other Debt; and

                           (7) Federal and State taxes payable.

                  7(c) Consolidation and Merger; Change of Business. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination or make any change in the nature of its business as a mortgage banker as presently conducted.

                  7(d) Acquisitions. Without the prior consent of the Lender (which consent shall not be unreasonably withheld), purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person, other than in the normal course of business as currently conducted.

                  7(e) Transfer of Stock. Permit the acquisition, purchase, redemption, retirement, transfer or issuance of any shares of its capital stock now or hereafter outstanding which would result in EGI owning less than one hundred percent (100%) of its outstanding capital stock.

                  7(f) Subsidiaries. Without the prior consent of the Lender (which consent shall not be unreasonably withheld), organize any Subsidiary.

                  7(g) Investments; Advances; Guaranties. Make or commit to make any advance, loan or extension of credit (other than Mortgage Loans made in the ordinary course of the Company's business) or capital contribution to, or purchase any stocks, bonds, notes, debentures or other securities of, or make any other investment in, or guaranty the indebtedness or other obligations of, any other Person, in excess of the level permitted in Paragraph 7(o) below; provided, however, that (i) the Company shall be permitted to guaranty the indebtedness or other obligations of the following two (2) Affiliates of the
Company: (A) Premier Financial Services, Inc., and (B) The Loan Pro$, Inc. which may be incurred in the normal course of such Affiliates' business, so long as Emergent Group, Inc. remains the sole shareholder of Premier Financial Services, Inc. and continues to own at least eighty percent (80%) of the outstanding capital stock of The Loan Pro$, Inc., (ii) the Company shall be permitted to guaranty the indebtedness of Emergent Group, Inc. in conjunction with the proposed private offering of up to $125,000,000 in Senior Unsecured Notes to occur in the third or fourth quarter of 1997, which Notes and guaranty may be reissued in substantially identical form in connection with an exchange offer to be registered with the Securities and Exchange Commission (provided, that the Company's guaranty obligations pursuant hereto shall not be included in the Company's relevant covenant compliance calculations); and (iii) the Company shall be permitted to make advances to Affiliates.

                  7(h) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of the assets of the Company or its Subsidiaries (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as currently conducted and at fair market value (it being expressly agreed and understood that the sale or other disposition of Mortgage-Backed Securities and Mortgage Loans with or without servicing released and of mortgage servicing rights is in the ordinary course of business).

                  7(i) Dividends. Without the prior consent of the Lender (which consent shall not be unreasonably withheld), during any period consisting of four (4) consecutive fiscal quarters, declare and pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any option or warrants issued by it for or with respect to its capital stock), or set aside any funds for any of the foregoing purposes, in excess of fifty percent (50%) of the Company's net income as determined in accordance with GAAP in effect as of the most recent quarter end for such four
(4) consecutive fiscal quarters; provided, however, that the Company shall make no dividend or distribution under this Paragraph 7(i) if, at the time of or after giving effect to such dividend or distribution, an Event of Default shall have occurred and be continuing.

                  7(j) Liabilities to Tangible Net Worth Ratio. Permit its ratio at any date of Total Liabilities to Tangible Net Worth to be more than 20.0:1.0.

                  7(k) Minimum Tangible Net Worth. Permit its Tangible Net Worth as of the last day of any month to be less than $7,000,000.00.

                  7(l) INTENTIONALLY OMITTED.

                  7(m) Minimum Book Net Worth. Permit its Book Net Worth as of the last day of any month to be less than the sum of (a) $10,000,000 plus (b) 100% of all capital contributions made to the Company after the date hereof.

                  7(n) Minimum Cash and Cash Equivalents. Permit the amount of Cash and Cash Equivalents as of the last day of any fiscal quarter to be less than $500,000.00.

                  7(o) Maximum Affiliate Receivables. Permit the amount of Affiliate Receivables from Affiliates other than EMC and Sterling to exceed $30,000,000 at any time at which (i) there are any Loans outstanding under this Agreement, or (ii) the Affiliates (other than EMC and Sterling) do not have available borrowing capacity under credit facilities to which such Affiliates are party, or available liquidity, in either case in the aggregate, sufficient to repay on demand the amount of such Affiliate Receivables which are in excess of $30,000,000.

                  7(p) Percentage of Book Net Worth to Total Assets. Permit its Book Net Worth at any date to be less than six percent (6%) of is total assets as determined in accordance with GAAP.

                  7(q) INTENTIONALLY OMITTED.

                  7(r) Non-Performing Assets to Tangible Net Worth Ratio. Permit its ratio at any date of Non-Performing Assets as of such date to Tangible Net Worth to be more than 1.0:1.0.

                  7(s) Delinquency Ratio. Permit its ratio of (i) all Mortgage Loans owned by the Company and all Mortgage Loans sold by the Company to others with recourse, collectively, to (ii) all Mortgage Loans owned by the Company and all Mortgage Loans sold by the Company to others with recourse, in each case with respect to which any payment of principal or interest is more than thirty
(30) days past due the payment due date set forth in the underlying loan documents, collectively, to be less than 5.0:1.0.

                  7(t) INTENTIONALLY OMITTED.

                  7(u) Cash Basis EBITDA to Interest Expense Ratio. Permit its ratio, as of the last day of any month, of Cash Basis EBITDA for such month, to the amount of interest expense incurred by the Company during such month with respect to (i) Investor Obligations, (ii) Obligations and (iii) any other Indebtedness of the Company owed to financial institutions with respect to term loans or revolving credit facilities under which the Company is a borrower, to be less than 1:15:1.0.

         8. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

                  8(a) The Company shall fail to pay principal or interest on any Loan or any fee payable pursuant to Paragraph 2(l) above or any amount payable pursuant to Paragraph 2(f)(2) above when due; or

                  8(b) Any representation or warranty made or deemed made by the Company or the Guarantor in any Credit Document or in connection with any Credit Document shall be inaccurate or incomplete in any respect on or as of the date made or deemed made; or

                  8(c) The Company shall fail to maintain its corporate existence or shall default in the observance or performance of any covenant or agreement contained in Paragraph 7 above or in the Security Agreement; provided, however, that the failure of the Company to perform any covenant contained in Paragraphs 7(j) through 7(u), inclusive, above, shall not constitute an Event of Default hereunder unless such failure has continued uncured for thirty (30) days; or

                  8(d) The Company shall fail to observe or perform any other term or provision contained in the Credit Documents and such failure shall continue for thirty (30) days after the Company has received notice of such failure; or

                  8(e) The Company shall default in any payment of principal of or interest on any Indebtedness or in any payment of principal or of interest with respect to the Investor Obligations or Indebtedness owed by the Company to any financial institution, or any other event shall occur, the effect of which is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

                  8(f) (1) The Company or the Guarantor shall commence any case, proceeding or other action (i) relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or the Guarantor, or seeking to adjudicate the Company or the Guarantor a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or the Guarantor or the debts of any of them, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or for all or any substantial part of the Company's assets, or the Company or the Guarantor shall make a general assignment for the benefit of its or their creditors; or (2) there shall be commenced against the Company or the Guarantor any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Company or the Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of the assets of any of them which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Company or the Guarantor shall take any action in furtherance of, or indicating its or their consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clauses (1), (2) or (3) above; or (5) the Company or the Guarantor shall generally not, or shall be unable to, or shall admit in writing its or their inability to pay its or their debts as they become due; or

                  8(g) (1) The Company or any of its ERISA Affiliates shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Company or any of its ERISA Affiliates or (6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, is likely to subject the Company or any of its respective ERISA Affiliates to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company or any of its ERISA Affiliates; or

                  8(h) One or more judgments or decrees shall be entered against the Company and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or

                  8(i) The Guarantor shall fail to observe or perform any term or provision of the Guaranty or shall attempt to rescind or revoke such Guaranty, with respect to future transactions or otherwise; or

                  8(j) Any acquisition, purchase, redemption, retirement, transfer or issuance of the Company's capital stock shall occur in violation of Paragraph 7(e) above; or

                  8(k)      Any Change of Control shall occur; or

                  8(l) The principal amount of the Investor Obligations shall decline by more than twenty percent (20%) during any two (2) consecutive calendar month period; or

                  8(m) An Event of Default shall occur under the EMC Syndicated Facility; or

                  8(n) A default or event of default shall occur under any credit or financing agreement to which any Affiliate of the Company is a party, any applicable cure period provided for in such credit or financing agreement shall have lapsed, and such default or event of default shall have continued uncured for thirty (30) days following the lapse of such cure period, if any (provided, however, that notwithstanding the foregoing, the occurrence of a payment default under any such credit or financing agreement shall constitute an automatic and immediate Event of Default hereunder).

                                      THEN:

                           (1)    Automatically upon the occurrence of an Event
of Default under Paragraph 8(f) above; and

                           (2)    In all other cases, at the option of the
Lender,

the Lender's obligation to make Loans hereunder shall terminate and the principal balance of outstanding Loans and interest accrued but unpaid thereon shall become immediately due and payable, without demand upon or presentment to the Company, which are expressly waived by the Company.


         9.       Miscellaneous Provisions.

                  9(a) Assignment. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Lender. The Lender shall not assign its rights and obligations under this Agreement to any other party not a party to this Agreement as of the date hereof; provided, however, that the Lender may at any time pledge or assign all or any portion of the Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of the Lender, its successors and assigns, and shall be binding upon the Company, its successors and assigns.

                  9(b) Amendment. Neither this Agreement nor any of the other Credit Documents may be amended or terms or provisions hereof or thereof waived unless such amendment or waiver is in writing and signed by the Lender and the Company. It is expressly agreed and understood that the failure by the Lender to elect to accelerate amounts outstanding hereunder or to terminate the obligation of the Lender to make Loans hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement.

                  9(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender under the Credit Documents are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Company and the Lender relating hereto, at law, in equity or otherwise. Any delay or failure by the Lender to exercise any right, power or remedy shall not constitute a waiver thereof by the Lender, and no single or partial exercise by the Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

                  9(d) Entire Agreement. This Agreement, the other Credit Documents, and the documents and agreements referred to herein and therein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

                  9(e) Survival. All representations, warranties, covenants and agreements on the part of the Company and the Guarantors contained in the Credit Documents shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

                  9(f) Notices. All notices given by any party to the others under the Credit Documents shall be in writing unless otherwise provided for herein, delivered personally, by facsimile, or by depositing the same in the United States mail, registered, with postage prepaid, addressed to the party at the address set forth on Schedule I attached hereto. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.

                  9(g) Governing Law/Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. TO THE EXTENT PERMITTED BY LAW, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT DOCUMENTS.

                  9(h) Sub-Participation by Lender. The Lender may at any time sell to one or more financial institutions (each of such financial institutions being herein called a "Participant") participating interests in any of the Obligations held by the

Lender and its commitments hereunder; provided, however, that: (1) no participation contemplated by this Paragraph 9(h) shall relieve the Lender from its obligations hereunder or under any other Credit Document; (2) the Lender shall remain solely responsible for the performance of such obligations; and (3) the Company shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Credit Documents.

                  9(i) Counterparts. This Agreement and the other Credit Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

                  9(j) Exculpatory Provisions. The Lender shall be liable to the Company for any action taken or omitted to be taken by the Lender under or in connection with the Credit Documents or with respect to the Collateral only to the extent of actual damages suffered by the Company as a result of such action or inaction and only to the extent that such action or inaction is not taken or omitted at the Company's direction.

                  9(k) Indemnification. The Company agrees to indemnify, defend and hold harmless the Lender from and against any and all claims, obligations, penalties, actions, suits, judgments, costs, disbursements, losses, liabilities and damages (including, without limitation, attorneys' fees) of any kind whatsoever which may at any time be imposed on, assessed against or incurred by the Lender in any way relating to or arising out of the Credit Documents or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Lender in connection with the foregoing; provided, the Company shall not be liable for any portion of any such claims, obligations, etc., arising out of or resulting from the negligence, gross negligence or willful misconduct of the Lender or its employees. The indemnification obligations of the Company under this Paragraph 9(k) shall survive termination of this Agreement and payment in full of the Obligations.

                  9(l) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Credit Document ("Disputes"), between or among parties to the Note or any other Credit Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaim, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Credit Documents. Arbitration shall be conducted under the and governed by the Commercial Financial

Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and title 9 of the U.S. Code., All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any hedging arrangement that is a Credit Document.

         10. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

         "Additional Required Documents" shall mean for any Mortgage Loan those items described on Exhibit F attached hereto.

         "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such Person.

         "Affiliate Receivables" shall mean that amount reflected on the consolidated balance sheet of the Company and its Subsidiaries as due to the Company from Affiliates of the Company other than EMC or Sterling (and as determined in accordance with GAAP).

         "Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

         "Applicable Corporate Base Rate" shall mean, at any time, the Fed Funds Rate at such time plus two and one-quarter percent (2.25%) per annum.

         "Book Net Worth" shall mean the excess of total assets of the Company and its Subsidiaries over Total Liabilities of the Company and its Subsidiaries determined in accordance with GAAP.

         "Borrowing Base" shall mean at any date all Eligible Mortgage Loans delivered to and held by the Lender or otherwise identified as Collateral under the Security Agreement as collateral security for the Obligations.

         "Borrowing Base Schedule" shall mean a schedule prepared by the Lender and certified to by the Company in the form of that attached hereto as Exhibit G.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Charlotte, North Carolina are authorized or obligated to close their regular banking business.

         "Capitalized Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Cash and Cash Equivalents" shall mean (i) negotiable currency and coins of the United States held by the Company or its Subsidiaries, (ii) balances in non-restricted bank deposit accounts maintained by or for the benefit of the Company or its Subsidiaries which are freely accessible by the Company or its Subsidiaries, (iii) securities held by or for the benefit of the Company or its Subsidiaries which are issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (iv) time deposits and certificates of deposit of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $500,000,000 held by or for the benefit of the Company or its Subsidiaries with maturities of not more than six months from the date of acquisition by the Company or its Subsidiaries, (v) investments of the Company or its Subsidiaries in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (iii) or (iv) above, and (vi) amounts available to be borrowed by the Company under, and pursuant to the terms and provisions governing, any revolving lines of credit made available to the Company.

         "Cash Basis EBITDA" shall mean, for any period and without duplication, the sum of the following for the Company and its Subsidiaries: (a) net income (or loss) after taxes for such period, plus (b) to the extent reflected in net income (or loss) after taxes for such period, the aggregate for such period of
(i) interest expense on all Indebtedness of the Company and its Subsidiaries,
(ii) provision for income taxes, (iii) depreciation and amortization expense, and (iv) any other non-cash expenses; minus (c) to the extent reflected in net income (or loss) after taxes for such period, the aggregate for such period of
(i) extraordinary gains (or plus any extraordinary losses) for such period, (ii) all amounts which reflect increases in equity accounts or asset values (whether due to write-ups or otherwise) which are not directly related to cash investments; (iii) dividends or other distributions to the Company or its Subsidiaries which have been declared or allocated but which have not yet been paid to the Company or its Subsidiaries or which have been paid in some form other than cash (e.g. stock dividends); and
(iv) any other non-cash revenues. For the purposes of this definition, "net income (or loss)" shall mean net income (or loss) as calculated in accordance with GAAP.

         "Change of Control" shall mean if the persons who are directors of the Company as of the date hereof (together with those who subsequently become directors of the Company and whose election, or nomination for election by the Company's stockholders, is approved by the vote of at least three-quarters of the directors who were either directors as of the date hereof or directors elected or nominated to succeed them as herein provided), shall cease to constitute a majority of the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall have the meaning given such term in the Security Agreement.

         "Collateral Value of the Borrowing Base" shall mean at any date the sum of the Unit Collateral Values of all Eligible Mortgage Loans included in the Borrowing Base at such date (including Eligible Mortgage Loans shipped either to a permanent investor for purchase pending delivery of the sales proceeds thereof to the Settlement Account or into pools supporting Warehouse-Related MBS's pending sale of such Warehouse-Related MBS's and delivery of the sales proceeds thereof to the Settlement Account).

         "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

         "Company" shall have the meaning given such term in the introductory paragraph hereof.

         "Contact Office" shall mean the office of the Lender at One First Union Center, 301 South College Street, DC-06, Charlotte,
North Carolina 28288-0166.

         "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Covenant Compliance Certificate" shall mean a certificate in the form of Exhibit H attached hereto.

         "Credit Documents" shall mean this Agreement, the Security Agreement, the Guaranty, the Note and each other document, instrument and agreement executed by the Company or the Guarantors in connection herewith, as any of the same may be amended, extended or replaced from time to time.

         "Credit Limit" shall mean $20,000,000.00.

         "EGI" shall mean Emergent Group, Inc., a South Carolina corporation.


         "Eligible Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following statements shall be accurate and complete (and the Company by confirming the inclusion of such Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent and warrant to the Lender at and as of the date of such computation):

                  (a) Said Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms.

                  (b) Said Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of the Company and all information set forth therein is true and correct.

                  (c) Said Mortgage Loan is free of any default of any party thereto (including the Company), other than as expressly permitted pursuant to subparagraph (d) below, counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, whether by operation of law or otherwise.

                  (d) No payment under said Mortgage Loan is more than sixty
(60) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage).

                  (e) Said Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein.

                  (f) Said Mortgage Loan is in all respects as required by and in accordance with all applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act, the federal Real Estate Settlement Procedures Act, the federal Equal Credit Opportunity Act, the federal Truth-in-Lending Act, and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with said Mortgage Loan have been given and performed as required.

                  (g) All advance payments and other deposits on said Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Company to the Obligor and there have been no prepayments on account of said Mortgage Loan, and said Mortgage Loan has been fully advanced.

                  (h) At all times said Mortgage Loan will be free and clear of all Liens, except in favor of the Lender.

                  (i) The Property covered by said Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of said Mortgage Loan with the Company named as a loss payee thereon.

                  (j) The Property covered by said Mortgage Loan is free and clear of all Liens except of the Company subject only to (1) the Lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not materially adversely affect the appraised value of the Property as set forth in such appraisal; (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan or the use, enjoyment, value or marketability of the related Property; (4) Liens subordinate in priority to the Lien in favor of the Company; and (5) in the case of second priority Mortgage Loans, one (1) Lien superior in priority to the Lien in favor of the Company.

                  (k) If said Mortgage Loan has been withdrawn from the possession of the Lender and:

                           (1) If said Mortgage Loan was withdrawn by the Company for purposes of correcting clerical or other nonsubstantive documentation problems pursuant to a trust receipt, as permitted under Paragraph 6 of the Security Agreement, the Unit Collateral Value of said Mortgage Loan when added to the Unit Collateral Value of other Mortgage Loans included in the calculation of the Collateral Value of the Borrowing Base the promissory notes for which have been similarly withdrawn by the Company does not exceed $250,000, and the promissory note and other documents relating to said

         Mortgage Loan are returned to the Lender within ten (10) calendar days from the date of withdrawal;

                           (2) If said Mortgage Loan was shipped by the Lender directly to a permanent investor for purchase, the full purchase price therefor has been received by the Lender (or said Mortgage Loan has been returned to the Lender) within forty-five (45) days from the date of shipment by the Lender; and

                           (3) If said Mortgage Loan was shipped by the Lender directly to a custodian for purposes of formation of a pool supporting a Mortgage-Backed Security, the Mortgage-Backed Security is issued, sold and the purchase price therefor has been received by the Lender (or said Mortgage Loan has been returned to the Lender) within forty-five (45) days from the date of shipment by the Lender.

                  (l) The outstanding principal balance of such Mortgage Loan is not less than $25,000 and does not exceed $350,000; provided, however, that the outstanding principal balance of any Mortgage Loan may be less than $25,000 so long as (i) the outstanding principal balance of such Mortgage Loan is not less than $10,000 and (ii) the Unit Collateral Value of such Mortgage Loan, when added to the Unit Collateral Value of all other Mortgage Loans with respect to which the outstanding principal balance is less than $25,000, shall not exceed $5,000,000.

                  (m) The Property shall be improved, such improvements to consist of a completed one-to-four unit owner-occupied single family residence, including, but not limited to, a condominium, planned unit development or townhouse but excluding in any event a co-op or mobile home.

                  (n) There has been delivered to the Lender the Required Documents for said Mortgage Loan.

                  (o) Said Mortgage Loan is not subject to any servicing arrangement with any Person other than the Company nor are any servicing rights relating to said Mortgage Loan subject to any Lien, claim, interest or negative pledge in favor of any Person other than as permitted hereunder.

                  (p) Said Mortgage Loan was originated after January 1, 1991.

                  (q) Said Mortgage Loan has not previously been included in the Borrowing Base, then shipped to an investor or certifying custodian and returned, for whatever reason, to the Lender.

                  (r) The Company obtained an appraisal in connection with the origination of said Mortgage Loan as would satisfy all appraisal requirements for said Mortgage Loan if such had been originated by a federally insured depositary institution.

                  (s) Said Mortgage Loan is secured by a first or second priority mortgage or deed of trust on the Property covered thereby.

                  (t) Said Mortgage Loan is not a revolving credit facility;

                  (u) The proceeds of said Mortgage Loan were used by the Obligor thereon to purchase the Property and improvements thereon covered thereby or to refinance a previous loan secured by the Property and improvements thereon covered thereby, and were not used by the Obligor thereon to construct the improvements on the Property covered thereby.

                  (v) No real property taxes or insurance payments due and payable with respect to the Property covered by said Mortgage Loan are past due the payment due date thereof.

                  (w) (i) The original principal balance of said Mortgage Loan, together with the original principal balance of any other mortgage loan encumbering the underlying Property, is not greater than eighty-five percent (85%) of the fair market value of the Property covered by such Mortgage Loan, as shown on the appraisal held for the benefit of Lender as an Additional Required Document in connection with such Mortgage Loan; and (ii) the aggregate original principal balances of all Mortgage Loans delivered to the Lender as Eligible Mortgage Loans, together with the aggregate original principal balances of all other mortgage loans encumbering the underlying Properties, is not greater than eighty percent (80%) of the aggregate fair market value of all the Properties covered by such Mortgage Loans, as shown on the appraisals held for the benefit of Lender as Additional Required Documents in connection with such Mortgage Loans.

Provided, however, that notwithstanding the compliance of any Mortgage Loan delivered to Lender with the requirements set forth in subparagraphs (a) through
(w) above, Lender shall have the right to exclude such Mortgage Loan as an "Eligible Mortgage Loan" hereunder by reason of Lender's reasonable concerns regarding the appraisal of the Property covered thereby, the credit history or employment stability of the Obligor thereon, the market value of the Mortgage Loan or of the Property covered thereby, or the enforceability of any agreement, document or instrument securing such Mortgage Loan.

         "EMC" shall mean Emergent Mortgage Corporation, a South
Carolina corporation.

         "EMC Syndicated Facility" shall mean that certain revolving credit facility extended by certain lenders to EMC pursuant to the terms of that certain Amended and Restated Mortgage Loan Warehousing Agreement dated as of March 20, 1997 among EMC, the Lender in its capacity as administrative agent, the Lender in its capacity as collateral agent, and the lenders party thereto, and any and all agreements, documents and instruments executed in connection therewith, as any of such items may be amended, extended or replaced from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.

         "ERISA Affiliate" shall mean, with respect to any Person, any trade or business (whether or not incorporated) that is a member of the group of which such Person is a member and which is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder in effect from time to time.

         "Event of Default" shall have the meaning set forth in Paragraph 8 above.

         "Fed Funds Rate" shall mean for any day a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers for such day as reported by the Federal Reserve Bank of New York, or if no longer so reported then as published in Statistical Release H.15 of the Federal Reserve System, or if such rate is no so published for any week, the average of the Lender quotations for such day on such transactions received by the Lender from three (3) Federal funds brokers of recognized standing selected by the Lender.

         "Funding Account" shall mean Account No. 2000000717838 main-tained in Lender's name alone with the Lender at the Contact
Office.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" shall mean any nation or governments any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" shall have the meaning given such term in Paragraph 3(b) above, as such instrument may be amended, extended or replaced from time to time.

         "Guarantor" shall mean EGI.

         "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including: without limitation, all obligations for money borrowed and Capitalized Lease Obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

         "Interim Date" shall mean ____________, 19___.

         "Investor Obligations" shall mean those obligations of the Company to pay principal and interest to holders of the Company's Subordinated Debentures (Series A, Series B and Series C) and Floating Rate Senior Notes (Series 92, Series 93, Series 94, Series 95, Series 96, Series 97 and Series 98) each as listed on page 8 of that certain Prospectus of the Company dated March 1, 1997 describing the Series C Subordinated Debentures and the Series 98 Floating Rate Senior Notes, together with obligations of the Company to pay principal and interest to holders of any similar Subordinated Debentures or Floating Rate Senior Notes issued by the Company subsequent to the above Series.

         "Lender" shall have the meaning given such term in the introductory paragraph hereof.

         "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "Loan" shall have the meaning given such term in Paragraph 1(a) above.

         "Loan Request" shall mean a request for a Loan conveyed to the Lender from a duly authorized officer of the Company substantially in the form of that attached hereto as Exhibit L, with such request to be confirmed in writing upon the request of the Lender.

         "Maturity Date" shall mean the earlier of: (a) May 31, 1998, as such date may be extended from time to time in writing by the Lender, in its sole discretion, and (b) the date the Lender terminates its obligation to make further Loans hereunder pursuant to Paragraph 8 above.

         "Monthly Operating Report" shall mean a report with respect to the Company substantially in the form of that attached hereto as Exhibit K.

         "Mortgage-Backed Security" shall mean (a) any security (including, without limitation, a participation certificate) that represents an interest in a pool of mortgages, deeds of trust or other instruments creating a Lien on Property which is improved by a completed single family residence, including but not limited to a condominium, planned unit development or townhouse.

         "Mortgage Loan" shall mean a residential real estate secured loan, including, without limitation: (a) a promissory note, any reformation thereof and related deed of trust (or mortgage) and security agreement; (b) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the Company to return premiums or payments with respect thereto; and (c) all right, title and interest of the Company in the Property covered by said deed of trust (or mortgage).

         "Multiemployer Plan" shall mean, as to the Company or any of its ERISA Affiliates, a Plan of such Person which is a multi-employer plan as defined in
Section 4001(a)(3) of ERISA.

         "Non-Performing Assets" shall mean, as to the Company, (i) the outstanding principal balance of all Mortgage Loans owned by the Company which are classified as "non-accruing" or "non-performing" on the most recent Monthly Operating Report delivered by the Company to the Lender or which are in the process of foreclosure, and (ii) the amount shown on the most recent consolidated balance sheet of the Company and its Subsidiaries as the value of all real property owned by the Company or its Subsidiaries other than any real property on which the offices of the Company or its Subsidiaries are located.

         "Note" shall mean have the meaning given such term in Paragraph 2(c) hereof.

         "Obligations" shall mean any and all debts, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Credit Documents.

         "Obligor" shall mean the Person or Persons obligated to pay the Indebtedness which is the subject of a Mortgage Loan.

         "Participant" shall have the meaning given such term in Paragraph 9(h) above.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

         "Permitted Other Debt" shall mean that Indebtedness described as "Permitted Other Debt" on Exhibit I attached hereto.

         "Permitted Secured Debt" shall mean that Indebtedness which is the subject of a Lien and described as "Permitted Secured Debt" on Exhibit I attached hereto.

         "Person" shall mean any corporation, natural person, firm, joint venture, partnerships, trust, unincorporated organization or Governmental Authority.

         "Plan" shall mean, as the Company or any of its ERISA Affiliates, any pension plan that is covered by Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

         "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Proceeds" shall mean whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

         "Property" shall mean the real property, including the improvements thereon, and the personal property (tangible and intangible) which are encumbered pursuant to a Mortgage Loan.

         "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

         "Required Documents" shall mean for any Mortgage Loan those items described on Exhibit J attached hereto.

         "Requirements of Law" shall mean, as to any Person, the Articles or Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Security Agreement" shall have the meaning given such term in Paragraph 3(a) above, as the same may be amended, extended or replaced from time to time.

         "Settlement Account" shall mean Account No. 2000000717841 maintained in the name of the Lender at the Contact Office.

         "Single Employer Plan" shall mean, as to the Company or any of its ERISA Affiliates, any Plan of such Person which is not a Multiemployer Plan.

         "Statement Date" shall mean ________________, 19___.

         "Sterling" shall mean Sterling Lending Corporation, a South Carolina corporation.

         "Subsidiary" shall mean any corporation, partnership or joint venture more than fifty percent (50%) of the stock or other ownership interest of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation, partnership or joint venture (irrespective of whether or not at the time stock of any other class or classes of such corporation, partnership or joint venture shall have or might have voting power by reason of the happening of any contingency) shall, at the time as of which any determination is being made, be owned, either directly or through Subsidiaries.

         "Tangible Net Worth" shall mean at any date:

                  (a)      Book Net Worth, minus

                  (b) The sum of all assets of the Company and its Subsidiaries which would be classified as intangible assets under GAAP (except for purchased and capitalized value of servicing rights and excess servicing fees), including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and product development costs).

         "Total Liabilities" shall mean total liabilities of the Company and its Subsidiaries determined in accordance with GAAP.

         "Unit Collateral Value" shall mean at any time, with respect to each Eligible Mortgage Loan included in the Borrowing Base, eighty-five percent (85%) of the unpaid principal balance thereof at such time.

         "Warehouse-Related MBS" shall have the meaning given such term in the Security Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed as of the day and year first above written.


                                 CAROLINA INVESTORS, INC.,
                                 a South Carolina corporation


                                 By_________________________________
                                 Name_______________________________
                                 Title______________________________


                                 FIRST UNION NATIONAL BANK
                                 (formerly known as First
                                 Union National Bank of
                                 North Carolina), a national
                                 banking association


                                 By_________________________________
                                 Name_______________________________
                                 Title______________________________


                                 EMERGENT GROUP, INC., a South
                                 Carolina corporation, as Guarantor


                                 By_________________________________
                                 Name_______________________________
                                 Title______________________________

                         LIST OF SCHEDULES AND EXHIBITS



Schedule I                 Schedule of Addresses

Schedule II                Shareholders of Company

Exhibit A                  Form of Promissory Note

Exhibit B                  Form of Security and Collateral Agency Agreement

Exhibit C                  Form of Guaranty

Exhibit D                  Form of Legal Opinion of Counsel for the Company
                           and the Guarantor

Exhibit E                  Litigation Schedule

Exhibit F                  Schedule of Additional Required Documents

Exhibit G                  Form of Borrowing Base Schedule

Exhibit H                  Form of Covenant Compliance Certificate

Exhibit I Schedule of Permitted Other Debt (Including Per-mitted Secured Debt)

Exhibit J                  Schedule of Required Documents

Exhibit K                  Form of Monthly Operating Report

Exhibit L                  Form of Loan Request

                                   SCHEDULE I
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                              Schedule of Addresses


BORROWER:

Carolina Investors, Inc.
208 Garvin Street
Pickens, South Carolina  29671
Attention: Keith B. Giddens



BANK:

First Union National Bank
One First Union Center, DC-06
301 South College Street
Charlotte, North Carolina  28288-0166
Attention:  Mr. R. Steven Hall



GUARANTOR:

Emergent Group, Inc.
Wachovia Building, 15 South Main Street, Suite 750
Greenville, South Carolina 29601
Attention:  Kevin J. Mast

                                   SCHEDULE II
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                             Shareholders of Company

COMMON VOTING STOCK

Shareholder                                          Number of Shares

Emergent Group, Inc.                                      ______

TOTAL NUMBER OF SHARES                                    ______


PREFERRED STOCK

Shareholder                                          Number of Shares

None                                                      N/A

TOTAL NUMBER OF SHARES                                    N/A

                                    EXHIBIT A
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                             Form of Promissory Note

                                    EXHIBIT B
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                           Form of Security Agreement

                                    EXHIBIT C
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                                Form of Guaranty

                                    EXHIBIT D
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                        Form of Legal Opinion of Counsel
                            for Company and Guarantor

                                    EXHIBIT E
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                               Litigation Schedule

         1. Civil suit Case No. 97-1939PG filed in the United States Court for the District of Puerto Rico June 20, 1997 by plaintiff Ikbal Gaibi Rodriguez against the Company, Emergent Group, Inc., and Emergent Mortgage Corp. seeking damages in excess of $26,000,000.00

                                    EXHIBIT F
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                    Schedule of Additional Required Documents

         1. An original (or a certified copy of a) mortgagee title insurance policy issued by a nationally recognized title insurance company acceptable to the Lender, together with any attachments and customary endorsements thereto, which insures that the mortgage or deed of trust securing the promissory note relating to the Mortgage Loan is a valid and enforceable first or second lien on the Property covered by the Mortgage Loan;

         2. An appraisal of the Property covered by the Mortgage Loan by an appraiser acceptable to the Lender in its sole and absolute discretion, which appraisal demonstrates that the principal amount of the promissory note relating to such Mortgage Loan is not greater than the lesser of (i) eighty-five percent (85%) of the fair market appraisal of such Property or (ii) the purchase price paid by the Obligor on such Mortgage Loan for the Property, provided that such purchase occurred simultaneously with the closing of the Mortgage Loan;

         3. Original disclosure statements complying with Regulation Z ("Truth in Lending") of the Board of Governors of the Federal Reserve System and all agreements relating thereto;

         4. Original Equal Credit Opportunity Act notice and additional disclosure statements or agreements relating thereto;

         5. Survey of the Property covered by the Mortgage Loan, including a determination of whether or not such Property falls into a flood zone as identified by a HUD identified flood map;

         6. Written statement signed by the attorney, title company or closing agent responsible for supervising the closing of the Mortgage Loan that such person or entity closed the Mortgage Loan in accordance with any closing instructions received by such person or entity;

         7. A casualty insurance policy on the property subject to the Mortgage Loan covering fire, hazard and extended coverage, and if applicable, flood and earthquake insurance, all in amounts not less than the principal amount of the promissory note relating to the Mortgage Loan (or the maximum amount issuable for flood insurance) which insurance has been endorsed to provide for payment thereof to the Company, as mortgagee, together with written notice to the mortgagor of the fact, if true, that mortgagor's property lies within a flood zone; and

         8. Original executed application by the Obligor on such Mortgage Loan for such Mortgage Loan;

         9. Original or copy of credit bureau report on the Obligor on such Mortgage Loan;

         10. Original HUD-1 settlement statement duly executed by the Obligor on such Mortgage Loan; and

         11. Such other documents as the Lender may reasonably request from time to time, including but not limited to verification of employment of the Obligor on such Mortgage Loan, verification of deposit by such Obligor (if applicable), and any inspection reports performed with respect to such Obligor or the Property covered by such Mortgage Loan.

                                    EXHIBIT G
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                         Form of Borrowing Base Schedule


         This Borrowing Base Schedule is furnished pursuant to the Amended and Restated Mortgage Loan Warehousing Agreement dated as of September 30, 1997, as amended from time to time, among the Company and the Lender (the "Agreement"). Unless otherwise defined herein, the terms used in this Borrowing Base Schedule have the meanings ascribed thereto in the Agreement.

A.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans in
         Borrowing Base as of previous
         Borrowing Base Schedule delivered
         by the Company                                         $____________

B.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans submitted
         for inclusion in Borrowing Base
         since previous Borrowing Base
         Schedule delivered by the Company                      $____________

C.       Sum of (A plus B)                                      $____________

D.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans previously
         released by the Lender under trust
         receipts for which the full purchase
         price has been received by the Lender
         since previous Borrowing Base Schedule
         delivered by the Company                               $____________

E.       Amount by which Aggregate Unit Collateral
         Values of Eligible Mortgage Loans
         withdrawn from the possession of the
         Lender under a trust receipt and not
         returned to the Lender exceeds $250,000                $____________

F.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans withdrawn from
         the possession of the Lender under a
         trust receipt more than 10 days prior to
         the date of this schedule and not
         returned to the Lender                                 $____________

G.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans withdrawn from
         the possession of the Lender and shipped
         to an investor for purchase or to a
         custodian         for pool formation more than
         45 days prior to the date of this schedule
         and not returned to the Lender or for which
         the full purchase price has not been
         received by the Lender                                 $____________

H.       Aggregate Unit Collateral Values of
         Eligible Mortgage Loans for which the
         original recorded mortgage has not been
         delivered to the Lender within 150 days
         of inclusion in the Borrowing Base                     $____________

I.       Amount by which the sum of Unit
         Collateral Value of all Mortgage Loans
         with respect to which the outstanding
         principal balance is less than $25,000,
         (but greater than $10,000) exceeds
         $5,000,000                                            $____________

J.       Sum of (D plus E plus F plus G plus H
         plus I)                                               $____________



K.       Adjusted Collateral Value of the
         Borrowing Base (C minus J)                            $___________

L.       Aggregate principal amount of Loans
         outstanding                                           $___________

M.       Borrowing Base availability (K minus L;
         must equal or exceed zero)                             $___________

         The undersigned hereby certifies that, as of the date hereof:

(1)      I am the duly elected _______________ of the Company;

(2) The above schedule accurately states the Collateral Value of the Borrowing Base and the aggregate principal amount of Loans outstanding;

(3) All Mortgage Loans included in the Borrowing Base as Eligible Mortgage Loans comply in all respects with the requirements of the definition of "Eligible Mortgage Loan"; and

(4) I have no knowledge of the existence of any condition or event which constitutes an Event of Default under the Agreement.

Certified on behalf of the undersigned this _____ day of _________, 19___.

                            CAROLINA INVESTORS, INC.


                  By:_______________________________________
                  Name:_____________________________________
                  Title:____________________________________

                                    EXHIBIT H
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                     Form of Covenant Compliance Certificate


TO:      First Union National Bank

         This is the Covenant Compliance Certificate referred to in Section 6(a)(2) of the Amended and Restated Mortgage Loan Warehousing Agreement dated as of September 30, 1997, by and between the Company and the Lender (the "Agreement," with capitalized terms not otherwise defined herein having the same meanings assigned such terms in the Agreement). Attached hereto are the financial statements of the undersigned as of ______________ __, 19__ prepared by the Company. This Covenant Compliance Certificate and the attached financial statements are furnished for the purpose of procuring credit, and shall be substituted therefor.

         I hereby certify that (i) I have carefully read the attached financial statements, (ii) the attached financial statements are complete, true and correct statements to the best of my knowledge and belief, (iii) the attached financial statements were prepared in conformity with GAAP applied on a basis consistent with that of the preceding year, subject to year-end audit adjustments, and (iv) the attached financial statements fairly present the financial position of the Company and the results of its operations as of _________________, 19___ and for the period then ended.

         I also hereby certify that, as of the date hereof, (i) each and every covenant of the Company contained in the Agreement has been performed and observed (except for covenants made in connection with Mortgage Loans, it being the intention of the parties to the Agreement that the violation or breach of any such covenant in respect of any Mortgage Loan regarding the qualification of such Mortgage Loan as an "Eligible Mortgage Loan" under the Agreement shall not constitute an Event of Default, provided that such Mortgage Loan is excluded from the calculation of the Borrowing Base), (ii) no Event of Default or Potential Default has occurred under the Agreement and (iii) no default or event of default exists under any credit or financing agreement to which any Affiliate of the Company is a party.

         Attached are calculations of the financial ratios set forth in Sections 7(j) through 7(u), inclusive, of the Agreement as of the date hereof, which calculations are hereby certified to be complete, true and correct calculations of the financial ratios contained in such sections.

         Certified on behalf of the undersigned this ____ day of ______________, 19__.

                            CAROLINA INVESTORS, INC.


                            By:_________________________________
                            Name:_______________________________
                            Title:______________________________

                                    EXHIBIT I
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                        Schedule of Permitted Other Debt
                       (Including Permitted Secured Debt)

         Senior Notes Payable to Investors                    $120,000,000
    face                                                       amount;
                                                              $110,803,640
                                                          currently
                                                     outstanding

         Subordinated Debentures                              $25,000,000
    face                                                       amount;
                                                              $19,260,550
                                                          currently
                                                     outstanding

                                    EXHIBIT J
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                         Schedule of Required Documents

         1. An original written Loan Request, signed by an officer of the Company who is authorized to make such request;

         2. An original fully completed Delivery Certificate (as defined in the Security Agreement) which shall include loan-to-value information for the Mortgage Loan;

         3. The original executed promissory note relating to the Mortgage Loan (properly endorsed or assigned to the Company if purchased by the Company), which promissory note shall be duly endorsed in blank and assigned in blank without recourse by the Company;

         4. The original executed mortgage or deed of trust relating to the Mortgage Loan duly recorded in the appropriate jurisdiction; provided, however, that a certified copy of the executed mortgage or deed of trust relating to the Mortgage Loan may be delivered to the Lender in lieu of the original recorded deed of trust or mortgage until such time as the original record mortgage or deed of trust is received from the recording jurisdiction and submitted to the Lender; provided further that such original recorded deed of trust to mortgage must be delivered to the Lender within one hundred fifty (150) days following the inclusion of the Mortgage Loan in the Borrowing Base;

         5. An original executed and recordable but unrecorded assignment of the mortgage or deed of trust relating to the Mortgage Loan (unless the Lender determines that under applicable State law the assignment should be recorded in order to adequately protect its interest, in which case the assignment shall be recorded by the Company and a certified true copy thereof shall be provided to the Lender), together with the original or a duly certified copy of a proper assignment or assignments of the mortgage or deed of trust from the original holder through any subsequent transferees to the Company, duly recorded if local requirements in the jurisdiction in which the Property is located required the recordation of such assignment or assignments; and

         6. Satisfactory evidence of compliance with the requirements of such other laws as may, from time to time, become applicable to the Mortgage Loan.

                                    EXHIBIT K
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                            Monthly Operating Report

                                    EXHIBIT L
                                       TO
            AMENDED AND RESTATED MORTGAGE LOAN WAREHOUSING AGREEMENT
                         DATED AS OF September 30, 1997
                   BY AND BETWEEN CAROLINA INVESTORS, INC. AND
                            FIRST UNION NATIONAL BANK

                                  Loan Request